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                                                                            B(j)



                         CONSENT OF INDEPENDENT AUDITORS


We consent the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and use of our reports on the financial statements of Calamos Investment Trust - Calamos Convertible Fund, Calamos Growth and Income Fund, Calamos Strategic Income Fund, Calamos Growth Fund and Calamos Global Growth and Income Fund dated May 12, 1999 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus and Statement of Additional Information of Calamos Investment Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 21 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-19228) and in this Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5443).





                                                      ERNST & YOUNG LLP


Chicago, Illinois
July 27, 1999